UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 8, 2004

                                TEGAL CORPORATION

               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                 0-26824                 68-0370244
(State or Other Jurisdiction of    (Commission            (I.R.S. Employer
         Incorporation)            File Number)          Identification No.)

                          2201 SOUTH MCDOWELL BOULEVARD
                           PETALUMA, CALIFORNIA 94955
                    (Address of Principal Executive Offices)

                                 (707) 763-5600
              (Registrant's telephone number, including area code)


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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)   Previous independent registered public accounting firm

      On July 8, 2004, the Audit Committee of the Board of Directors of Tegal Corporation (the "Company") dismissed PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm. The Company decided to change accounting firms in order to reduce costs as part of the Company's ongoing efforts to reduce operating expenses.

      PwC's reports on the consolidated financial statements of the Company as of, and for the years ended, March 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph included in each of such reports which explanatory paragraph identified factors raising substantial doubt about the Company's ability to continue as a going concern.

      During the period from April 1, 2002 through July 8, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the consolidated financial statements of the Company as of and for the years ended March 31, 2004 and 2003.

      During the period from April 1, 2002 through July 8, 2004, there were no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for a reportable condition related to: the Company's accounting for its 2% Convertible Debentures Due 2011 (the "2% Convertible Debentures") together with related debt issuance costs; and the expertise of the Company's accounting personnel with respect to generally accepted accounting principles related to complex financing and other transactions. In response to the reportable condition, the Company restated its financial results and filed an amended quarterly report on Form 10-Q/A for the quarter ended December 31, 2003 which corrected an error in the accounting for the 2% Convertible Debentures and related debt issuance costs. The restatement reflected increased interest expense, net loss, net loss per share, accumulated deficit and additional paid-in capital as well as decreased current assets. The restatement did not impact any reported revenue, operating expenses or operating loss.

      Management believes that the reportable condition has been remediated. As of June 15, 2004, all of the Company's 2% Convertible Debentures had been converted into the Company's common stock. In addition, the Company expanded and enhanced its accounting function to include sufficient knowledge of generally accepted accounting principles related to complex financing and other transactions by adding a new certified public accountant to the Company's accounting staff on June 15, 2004.

      The Company has provided PwC with a copy of the statements made in this Form 8-K and has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with these statements. A copy of PwC's letter dated July 13, 2004 is filed as Exhibit 16.1 to this Form 8-K.


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(b)   New independent registered public accounting firm

      On July 8, 2004, the Audit Committee of the Board of Directors of the Company appointed Moss Adams LLP as its new independent registered public accounting firm as of July 9, 2004.

      During the two most recent fiscal years and through July 9, 2004, neither the Company nor anyone on its behalf consulted Moss Adams LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has Moss Adams LLP provided to the Company a written report or oral advice regarding such principles or audit opinion.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      16.1 Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 13, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2004                     TEGAL CORPORATION
                                        (registrant)

                                        By:   /s/ Thomas R. Mika
                                        Name: Thomas R. Mika
                                        Its:  Chief Financial Officer


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                                  EXHIBIT INDEX

16.1 Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 13, 2004.